UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
__________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
___________

Date of Report (Date of earliest event reported):
April 14, 2011 (April 13, 2011)

__________

MAGNUM HUNTER RESOURCES CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32997 (Commission File Number)	86-0879278 (I.R.S. Employer Identification Number)

777 Post Oak Boulevard, Suite 650
Houston, Texas 77056
(Address of principal executive offices, including zip code)

(832) 369-6986
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

As previously announced, Magnum Hunter Resources Corporation (the “Company”) entered into an Arrangement Agreement, dated as of December 23, 2010 (“Arrangement Agreement”), with NGAS Resources, Inc., a company organized under the laws of British Columbia (“NGAS”) for the acquisition of NGAS by the Company in an all-stock transaction structured as a statutory plan of arrangement (the “Arrangement”).  On April 13, 2011, after obtaining approval of NGAS’ shareholders and the approval of the Supreme Court of British Columbia, the Arrangement was consummated, and NGAS became a wholly owned subsidiary of the Company.

Item 1.01.      Entry into a Material Definitive Agreement.

On April 13, 2011, the Company entered into a Second Amended and Restated Credit Agreement (the “Second Restated Credit Agreement”) by and among the Company, Bank of Montreal, as Administrative Agent, Capital One, N.A., as Syndication Agent, Amegy Bank National Association, KeyBank National Association and UBS Securities LLC, as Co-Documentation Agents, BMO Capital Markets, as Lead Arranger and Sole Bookrunner, and the lenders party thereto.  The Second Restated Credit Agreement amended and restated, in its entirety, that certain Amended and Restated Credit Agreement dated February 12, 2010, as amended (the “Amended and Restated Credit Agreement”), among the Company, Bank of Montreal, as Administrative Agent, Capital One, N.A., as Syndication Agent, BMO Capital Markets and Capital One, N.A., as Co-Arrangers and Joint Bookrunners, and the lenders party thereto.

The Second Restated Credit Agreement provides for an asset-based, senior secured revolving credit facility (the “Revolving Facility”) maturing April 13, 2016, with a new borrowing base of $145 million.  The initial borrowing base has been set at $120 million upon the completion of the Company’s acquisition of NGAS.  The borrowing base shall increase to the new borrowing base level of $145 million upon the completion of the Company’s pending acquisition of NuLoch Resources, Inc. (“NuLoch”), which is presently scheduled to close on or about April 29, 2011.  The Revolving Facility is governed by a semi-annual borrowing base redetermination derived from the Company’s proved crude oil and natural gas reserves, and based on such redeterminations, the borrowing base may be decreased or may be increased up to a maximum commitment level of $250 million.  The borrowing base is subject to such periodic redeterminations commencing November 1, 2011.

The terms of the Second Restated Credit Agreement provide that the Revolving Facility may be used for loans and, subject to a $10,000,000 sublimit, letters of credit.  The Second Restated Credit Agreement provides for a commitment fee of 0.5% based on the unused portion of the borrowing base under the Revolving Facility.

Borrowings under the Revolving Facility will, at the Company’s election, bear interest at either: (i) an alternate base rate (“ABR”) equal to the higher of (A) the Prime Rate, (B) the Federal Funds Effective Rate plus 0.5% per annum and (C) the LIBO Rate for a one month interest period on such day plus 1.0%; or (ii) the adjusted LIBO Rate, which is the rate stated on Reuters BBA Libor Rates LIBOR01 market for one, two, three, six or twelve months, as adjusted for statutory reserve requirements for eurocurrency liabilities, plus, in each of the cases described in clauses (i) and (ii) above, an applicable margin ranging from 1.25% to 2.25% for ABR loans and from 2.25% to 3.25% for adjusted LIBO Rate loans.

If an event of default occurs and is continuing, the lenders may increase the interest rate then in effect by an additional 2% per annum plus the rate applicable to ABR loans.

The Second Restated Credit Agreement contains negative covenants that, among others things, restrict the ability of the Company to, with certain exceptions: (1) incur indebtedness; (2) grant liens; (3) make certain payments; (4) change the nature of its business; (5) dispose of all or substantially all of its assets or enter into mergers, consolidations or similar transactions; (6) make investments, loans or advances; (7) pay cash dividends, unless certain conditions are met, and subject to a “basket” of $20,000,000 per year available for payment of dividends on preferred stock; and (8) enter into transactions with affiliates.  The Second Restated Credit Agreement also requires the Company to satisfy certain financial covenants, including maintaining (1) a ratio of consolidated current assets to consolidated current liabilities of not less than 1.0 to 1.0; (2) a ratio of EBITDAX to interest of not more than 2.5 to 1.0; and (3) a ratio of total debt to EBITDAX of not more than (a) 4.5 to 1.0 for the fiscal quarters ending June 30, 2011 and September 30, 2011 and (b) 4.0 to 1.0 for each fiscal quarter ending thereafter.  The Company is also required to enter into certain commodity hedging agreements pursuant to the terms of the Second Restated Credit Agreement.

The obligations of the Company under the Second Restated Credit Agreement may be accelerated upon the occurrence of an Event of Default (as such term is defined in the Second Restated Credit Agreement).  Events of Default include customary events for a financing agreement of this type, including, without limitation, payment defaults, defaults in the performance of affirmative or negative covenants, the inaccuracy of representations or warranties, bankruptcy or related defaults, defaults relating to judgments and the occurrence of a Change in Control (as such term is defined in the Second Restated Credit Agreement).

Subject to certain permitted liens, the Company’s obligations under the Second Restated Credit Agreement have been secured by the grant of a first priority lien on no less than 80% of the value of the proved oil and gas properties of the Company and its subsidiaries, which liens include those properties acquired through the acquisition of NGAS, and additional liens will be granted on the properties to be acquired upon the closing of the NuLoch acquisition.

In connection with the Second Restated Credit Agreement, the Company and certain of its subsidiaries also entered into certain customary ancillary agreements and arrangements, which, among other things, provide that the indebtedness, obligations and liabilities of the Company arising under or in connection with the Second Restated Credit Agreement are unconditionally guaranteed by such subsidiaries.

The foregoing summary description of the Second Restated Credit Agreement does not purport to be complete and is entirely qualified by reference to the terms of the Second Restated Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and which is incorporated herein by reference.

Item 2.01     Completion of Acquisition or Disposition of Assets.

On April 13, 2011 (the “Closing Date”), the Company completed the previously announced acquisition of all of the outstanding common shares of NGAS, pursuant to the terms and conditions of the Arrangement Agreement.  The transactions contemplated by the Arrangement Agreement were effected through a court-approved plan of arrangement pursuant to British Columbia law.  The Supreme Court of British Columbia issued its Final Order approving the Arrangement on April 12, 2011.  The Arrangement Agreement and the Arrangement were previously adopted and approved at a meeting of the shareholders of NGAS on April 8, 2011.  Upon the consummation of the Arrangement, NGAS became a wholly-owned subsidiary of the Company.

Pursuant to the terms of the Arrangement Agreement, at the effective time of the Arrangement, all of the outstanding shares of NGAS common stock were automatically converted into the right to receive 0.0846 (the “Exchange Ratio”) shares of the Company’s common stock (the “Transaction Consideration”).  NGAS shareholders immediately prior to the Arrangement ceased to have any rights as shareholders of NGAS (other than the right to receive the Transaction Consideration for each of their shares of NGAS common stock). At the Closing Date, NGAS had 78,413,539 issued and outstanding shares of common stock.  After giving effect to the Exchange Ratio, the Company anticipates issuing approximately 6,633,785 shares of its common stock pursuant to such conversion of shares of NGAS common stock (the “Company Shares”).  Based on the closing price of the Company’s common stock on the day immediately preceding the Closing Date, the Transaction Consideration received by NGAS shareholders had a value of approximately $51 million.  On the Closing Date the Company satisfied all of NGAS’ and its subsidiaries’ liabilities under NGAS’ senior credit facility and the remaining 6% amortizing convertible notes of NGAS that were not previously converted (the “Assumed Liabilities”).  The Assumed Liabilities were refinanced under the Second Restated Credit Agreement.

Pursuant to the terms of the Arrangement Agreement, at the effective time of the Arrangement, each of the outstanding NGAS options issued under NGAS’ 2001 Stock Option Plan were automatically converted into fully vested and exercisable options of the Company with an adjusted exercise price and number of underlying shares of the Company’s common stock to take into account the Exchange Ratio (the “Converted Options”).  All of the other outstanding NGAS options were cancelled in accordance with their existing terms.  In addition, at the effective time of the Arrangement, each holder of the existing NGAS warrants has the option for a period of 30 days after the Closing Date to exchange their NGAS warrants for an amount of cash equal to the value of such warrants as determined by the Black Scholes Option Pricing Model calculated in accordance with the applicable provisions of such warrant (the “Cash Out Option”).  Except for the warrant holders who have or may elect to exercise their Cash Out Option, the outstanding NGAS warrants will be automatically converted into warrants of the Company with an adjusted exercise price and number of underlying shares of the Company’s common stock to take into account the Exchange Ratio (the “Converted Warrants”).

Upon the consummation of the Arrangement and pursuant to the existing terms of NGAS’ existing Change of Control Agreements and Long Term Incentive Agreements, as amended, with each of NGAS’ former executive officers, the Company paid an aggregate amount of approximately $4,143,571, before taking into account applicable withholdings, in the form of shares of its common stock (the “Severance Payments”) in satisfaction of the severance benefits payable to such executive officers under such agreements.  The number of shares issued to satisfy the Severance Payments was based on the volume weighted average price of the Company’s common stock on the NYSE for the 5 consecutive trading days prior to the Closing Date, or approximately $8.09 per share.

As previously  announced and more fully described in the Company’s Current Report on Form 8-K filed with the SEC on March 16, 2011, pursuant to the Arrangement Agreement, NGAS Production Co., NGAS’ wholly owned subsidiary, amended an existing gas gathering and sales agreement and certain additional related agreements (the “Amendments”) with Seminole Energy Services, LLC and Seminole Gas Company, L.L.C. (collectively, “Seminole”).  The effectiveness of the Amendments was conditioned upon the closing of the NGAS acquisition.  As provided in the Amendments and as consideration for Seminole entering into the Amendments, the Company paid or will pay Seminole $10.275 million in cash and an amount equal to the total payments paid by Seminole to NGAS from January 1, 2011 through the Closing Date pursuant to a promissory note payable by Seminole from its purchase of NGAS' Appalachian gathering system.

Prior to the Closing Date, there were no material relationships between the Company or its affiliates and NGAS, other than in respect of the Arrangement Agreement and the transactions contemplated thereby.

The foregoing summary description of the completion of the acquisition of NGAS under the Arrangement Agreement does not purport to be complete and is entirely qualified by reference to the terms of the Arrangement Agreement, a copy of which was included as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 30, 2010, and which is incorporated by reference herein.

Item 2.03     Creation of a Direct Financial Obligation.

The disclosure under Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 3.02     Unregistered Sale of Equity Securities.

The Company Shares, Severance Payments, Converted Options and Converted Warrants will be issued without registration in reliance on Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”), and applicable exemptions under state securities laws. Section 3(a)(10) of the Securities Act exempts from the registration requirements under that Act the issuance and exchange of securities which have been approved, after a hearing upon the fairness of the terms and conditions on which all persons to whom it is proposed the securities will be issued shall have the right to appear, by any court expressly authorized by law to grant such approval.  The issuance of the shares of the Company’s common stock (if any) pursuant to the exercise of the Converted Options will not be exempt from registration under Section 3(a)(10) of the Securities Act and such shares are expected to be issued pursuant to a registration statement or other applicable exemption under the Securities Act.  The issuance of the shares of the Company’s common stock (if any) pursuant to the exercise of the Converted Warrants will not be exempt from registration under Section 3(a)(10) of the Securities Act and such shares are expected to be issued pursuant to another applicable exemption under the Securities Act.

The disclosure under Item 2.01 of this Form 8-K is incorporated herein by reference.

Item 9.01.      Financial Statements and Exhibits

(a)           Financial Statements of Business Acquired.

The historical audited consolidated financial statements of NGAS and its subsidiaries required by Item 9.01(a) of Form 8-K are attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference.

(b)           Pro Forma Financial Information.

The Company will furnish the required pro forma financial information for the transaction described in Item 2.01 of this report under cover of Form 8-K/A no later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d)           Exhibits.

Exhibit No.	Description

2.1
Arrangement Agreement, dated as of December 23, 2010, between the Company and NGAS Resources, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K, filed on December 30, 2010)*

10.1	Second Amended and Restated Credit Agreement, dated April 13, 2011*
99.1
The historical audited consolidated financial statements of NGAS and its subsidiaries as of December 31, 2009 and 2010 and for the years then ended, and the notes related thereto (incorporated by reference to Exhibit 99.1 of the Company’s Current Report on Form 8-K, filed on March 9, 2011)

*	The exhibits and the schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: April 14, 2011	/s/ Gary C. Evans
Gary C. Evans,
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1
Arrangement Agreement, dated as of December 23, 2010, between the Company and NGAS Resources, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K, filed on December 30, 2010)*

10.1	Second Amended and Restated Credit Agreement, dated April 13, 2011*
99.1
The historical audited consolidated financial statements of NGAS and its subsidiaries as of December 31, 2009 and 2010 and for the years then ended, and the notes related thereto (incorporated by reference to Exhibit 99.1 of the Company’s Current Report on Form 8-K, filed on March 9, 2011)

*	The exhibits and the schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.

Additional Information About the Proposed NuLoch Transaction

In connection with the proposed NuLoch transaction, the Company has filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”). STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT MATERIALS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO.

The definitive proxy statement has been mailed to the Company’s stockholders seeking their approval of the issuance of the Company shares as consideration for the proposed transaction, including the Company shares issuable upon exchange of certain exchangeable shares that may be issued in connection with the transaction.  The Company’s stockholders may also obtain a copy of the definitive proxy statement free of charge by directing a request to: Magnum Hunter Resources Corporation at 832-369-6986 or 777 Post Oak Boulevard, Suite 650, Houston, Texas 77056 Attention: Investor Relations. In addition, the definitive proxy statement and other relevant materials filed with the SEC are available free of charge at the SEC’s website at www.sec.gov or stockholders may access copies of such documentation filed with the SEC by the Company by visiting the Investors section of the Company’s website at www.magnumhunterresources.com.

Participants in the Solicitation

The Company and its respective directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction.  Information regarding the names, affiliations and interests of certain of the Company’s executive officers and directors in the solicitation is available in the Company’s definitive proxy statement for the transaction, which was filed with the SEC on April 1, 2011.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there by any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The Company shares and the exchangeable shares to be issued in the proposed transaction in exchange for NuLoch shares have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  The Company intends to issue such shares pursuant to the exemption from registration set forth in Section 3(a)(10) of the Securities Act. The arrangement agreement for the transaction contemplates that the issuance of the Company shares upon exchange of the exchangeable shares will be registered under the Securities Act.